Exhibit 99.1

SCIENTURE announces the U.S. FDA Approval of its NDA for SCN-102, to be launched as ArbliTM, (losartan potassium) Oral Suspension, 10mg/mL. The global market for losartan potassium was approximately $1.5 billion in sales in 2024.

TAMPA, FL, March 18, 2025 (GLOBE NEWSWIRE) — – SCIENTURE HOLDINGS, INC. NASDAQ: SCNX), a holding company for existing and planned pharmaceutical operating companies focused on providing enhanced value to patients, physicians and caregivers through developing, bringing to market, and distributing novel specialty products to satisfy unmet market needs, is pleased to announce the U.S. Food and Drug Administration (FDA) has approved SCN-102, one of the products being developed by Scienture, LLC, a wholly owned subsidiary of Scienture Holdings, Inc., with the brand name ArbliTM (losartan potassium) Oral Suspension, 10 mg/mL. ArbliTM is meant for the treatment of hypertension in patients greater than 6 years old, for the reduction of risk of stroke in patients with hypertension and left ventricular hypertrophy and for the treatment of diabetic nephropathy in certain patients with type 2 diabetes. ArbliTM is the first and only FDA approved ready-to-use oral liquid losartan in the U.S. market.

ArbliTM is a novel proprietary formulation of losartan, a proven therapy for treating hypertension, which provides a tailored approach to patients that require or prefer an oral liquid option of losartan. Appropriate dosing is now easier, safe and effective, while providing the assurance of quality as an FDA-approved product. ArbliTM provides a safe and convenient option to patients requiring a liquid formulation and addresses the intrinsic risks associated with potential inconsistencies in the process of crushing tablets to extemporaneously compound losartan prescriptions. ArbliTM has two issued patents from the USPTO, which are also expected to be listed in the FDA Orangebook.

Losartan is classified as an angiotensin receptor blocker (ARB) for treating hypertension and is one of the highest prescribed molecules for this indication. Current products in the market containing losartan are available only as oral solids, which can be further compounded to a liquid formulation. ArbliTM is the first liquid formulation of losartan on the market that does not require compounding and has reduced dosing volume and long-term shelf life at room temperature storage. IQVIA data (MAT December 2024) indicates a total annual sales of approximately $292 million and a prescription volume of 68 million (TRx) for losartan in the US market.

“The approval of ArbliTM exemplifies our deep commitment to develop high value products that address unique and underserved patient needs. A significant number of patients can benefit from a safe and efficacious ready-to-use oral liquid formulation of losartan. We are excited with the approval of our first brand product which is part of our upcoming pipeline of novel specialty products,” remarked Shankar Hariharan, CEO of Scienture, LLC.

“We are pleased to bring to market, ArbliTM, a transformative therapy option containing losartan, one of the most widely prescribed molecules in its class, to patients, caregivers and healthcare professionals (HCPs). We expect to commercially launch and make ArbliTM available to patients in the U.S. in Q3 2025,” said Narasimhan Mani, President of Scienture, LLC.

“This announcement is extremely exciting and is a clear demonstration of the value Scienture, LLC brings to the combined company and its shareholders,” said Suren Ajjarapu, Chairman of the Board, Scienture Holdings, Inc.

About ArbliTM

ArbliTM is the first and only oral liquid formulation of losartan approved by the U.S. FDA. Arbli™ comes in a 165 mL bottle as a peppermint flavored suspension that does not require refrigeration, and has been approved for a shelf life of 18 months from the date of manufacture when stored at room temperature, based on the data submitted in the NDA. Once the 24-months stability data is submitted to the FDA, the shelf-life of the product is expected to be extended to 24-months at room temperature.

INDICATION

ArbliTM is an angiotensin II receptor blocker (ARB) indicated for:

●	Treatment of hypertension, to lower blood pressure in adults and children greater than 6 years old. Lowering blood pressure reduces the risk of fatal and nonfatal cardiovascular events, primarily strokes and myocardial infarctions.

●	Reduction of the risk of stroke in patients with hypertension and left ventricular hypertrophy.

●	Treatment of diabetic nephropathy with an elevated serum creatinine and proteinuria in patients with type 2 diabetes and a history of hypertension.

IMPORTANT SAFETY INFORMATION

●	Do not take ArbliTM when pregnant. When pregnancy is detected, discontinue ArbliTM as soon as possible. Drugs that act directly on the renin-angiotensin system can cause injury and death to the developing fetus. ArbliTM can cause fetal harm when administered to a pregnant woman. Use of drugs that act on the renin-angiotensin system during the second and third trimesters of pregnancy reduces fetal renal function and increases fetal and neonatal morbidity and death.

●	Do not co-administer ArbliTM with aliskiren in patients with diabetes. Avoid use of aliskiren with ArbliTM in patients with renal impairment (GFR <60 mL/min).

●	Do not administer ArbliTM in patients with severe hepatic impairment. ArbliTM has not been studied in patients with severe hepatic impairment.

●	The most common adverse reactions are (incidence ≥2% and greater than placebo): dizziness, upper respiratory infection, nasal congestion, and back pain.

You are encouraged to report negative side effects of prescription drugs to the FDA. Visit www.fda.gov/medwatch, or call 1-800-FDA-1088. You may also contact Scienture at 1-833-754-4917.

Please see the full Prescribing Information for complete product information. For more information, talk to your healthcare provider.

About Hypertension

Hypertension (high blood pressure) is a cardiovascular condition, when the pressure in the blood vessels is too high (140/90 mmHg or higher). According to the CDC, hypertension, or high blood pressure, affects nearly half of adults in the United States, or 119.9 million people. Hypertension is defined as a systolic blood pressure of 140 mmHg or higher, and diastolic blood pressure of 90 mmHg or higher. Hypertension is a risk factor for stroke and heart disease, which are leading causes of death in the U.S. Factors that increase the risk of having high blood pressure include: older age, genetics, being overweight or obese, not being physically active, high-salt diet and drinking too much alcohol. Hypertension is clinically diagnosed if, when blood pressure is measured on two different days, the systolic blood pressure readings on both days is ≥140 mmHg and/or the diastolic blood pressure readings on both days is ≥ 90 mmHg.

About Scienture Holdings, Inc.

SCIENTURE HOLDINGS, INC. (NASDAQ: “SCNX”), through its wholly owned subsidiaries, Scienture, LLC and Integra Pharma Solutions, LLC, is a comprehensive pharmaceutical product company focused on providing enhanced value to patients, physicians and caregivers by offering novel specialty products to satisfy unmet market needs. Integra Pharma Solutions, LLC, is a licensed pharmaceutical wholesaler and sells brand, generic and non-drug products to healthcare markets including government organizations, hospitals, clinics and independent pharmacies nationwide. Scienture, LLC is a branded, specialty pharmaceutical company consisting of a highly experienced team of industry professionals who are passionate about developing and bringing to market unique specialty products that provide enhanced value to patients and healthcare systems. The assets in development at Scienture are across therapeutics areas, indications and cater to different market segments and channels. For more information please visit www.scienture.com.

Cautionary Statements Regarding Forward-Looking Statements

This press release contains certain statements that may be deemed to be “forward-looking statements” within the federal securities laws, including the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Statements that are not historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to future events or our future performance or future financial condition. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about our company, our industry, our beliefs and our assumptions. Such forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, including for the products we may launch and the success those products may have in the marketplace. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” or the negative of these terms or other similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are subject to a number of risks and uncertainties (some of which are beyond our control) that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward-looking statements. These risks include risks relating to agreements with third parties; our ability to raise funding in the future, as needed, and the terms of such funding, including potential dilution caused thereby; our ability to continue as a going concern; security interests under certain of our credit arrangements; our ability to maintain the listing of our common stock on the Nasdaq Capital Market; claims relating to alleged violations of intellectual property rights of others; the outcome of any current legal proceedings or future legal proceedings that may be instituted against us; unanticipated difficulties or expenditures relating to our business plan; and those risks detailed in our most recent Annual Report on Form 10-K and subsequent reports filed with the SEC.

Forward-looking statements speak only as of the date they are made. Scienture Holdings, Inc. undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as otherwise provided by law.

Contact:

SCIENTURE HOLDINGS, INC.

6308 Benjamin Rd, Suite 708
Tampa, Florida 33634
Phone: (866) 468-6535
Email: IR@Scienture.com